                                                                    Exhibit 4(b)


     For purposes of Section 1275 of the Internal Revenue Code of 1986, as amended: (i) the issue date of this Note is January 11, 1994; (ii) the yield to maturity is 12.63%; (iii) the original issue discount per $1,000 face amount at which this Note is issued is $35.30; and (iv) the issue price per $1,000 face amount at which this Note is issued is $964.70. The amount of original issue discount allocable to the short initial accrual period is 0.087% of its principal amount determined on the basis of the exact method.

                        ICF KAISER INTERNATIONAL, INC.

                    12% SENIOR SUBORDINATED NOTES DUE 2003


                                              CUSIP. NO. 449244 AA 0
                                                         -----------

ISSUE DATE: January 11, 1994                  ISSUE PRICE: $964.70
                               (for each $1,000 Principal Amount)


ORIGINAL ISSUE DISCOUNT: $35.30                YIELD TO MATURITY: 12.63%
(for each $1,000 Principal Amount)


No.                                           $___________


ICF KAISER INTERNATIONAL, INC.

promises to pay to





or registered assigns,

the principal sum of



Dollars on December 31, 2003

Interest Payment Dates: June 30  and December 31

Record Dates: June 15 and December 15





                              ICF KAISER INTERNATIONAL, INC.


                              By: /s/ James O. Edwards
                                 -------------------------------

                              By: /s/ Paul Weeks, II
                                 -------------------------------

                                              (SEAL)

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION
Dated:

          This is one of the Notes referred to in the within-mentioned
Indenture.


                              THE BANK OF NEW YORK
                              as Trustee


                              By: /s/ Lloyd A. McKenzie
                                  ----------------------------
                                      Authorized Signature

                    12% SENIOR SUBORDINATED NOTES DUE 2003

        Certain capitalized terms used but not defined herein shall have the meanings given to them in the Indenture under which this Note is issued.

        1. Interest. ICF Kaiser International, Inc., a Delaware corporation (the "Company", which term shall include any Successor under the Indenture), promises to pay interest on the principal amount of this Note at 12% per annum from the date this Note is issued until maturity. The Company will pay interest semiannually on June 30 and December 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 30, 1994. The Company shall pay interest on overdue principal from time to time on demand at the rate of 1% per annum in excess of the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay the principal of, premium, if any, and interest on the Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay such amounts by check payable in such money. It may mail an interest check to a Holder's registered address.

        3.  Paying Agent and Registrar.  Initially, The Bank of New York
(the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company may act in any such capacity.

        4. Indenture. The Company issued the Notes under an Indenture dated as of January 11, 1994 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb), as in effect on the date of execution of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are unsecured general obligations of the Company limited to $125,000,000 in aggregate principal amount.

        5. Optional Redemption. The Notes may not be redeemed prior to December 31, 1998, but will be redeemable at the option of the Company, in whole or in part, at any time on or after December 31, 1998, at the following redemption prices (expressed as percentages of principal amount), together with accrued and unpaid interest thereon to the redemption date, if redeemed during the 12-month period beginning December 31:

                                               Optional
        Year                                Redemption Price
        ----                                ----------------
        1998                                     108.0%
        1999                                     106.4
        2000                                     104.8
        2001                                     103.2
        2002                                     101.6

        If fewer than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a pro rata basis, by lot or by any other method permitted in the Indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. On and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption.

        6.  MANDATORY OFFERS TO REPURCHASE.

        (a) Change of Control Offer. In accordance with the terms of the Indenture, upon the occurrence of a Change of Control, the Company will be required to offer (a "Change of Control Offer") to purchase all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of purchase.

        A Holder of Notes may tender or refrain from tendering all or any portion of his Notes at his discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing below on this Note. Any portion of Notes tendered must be in integral multiples of $1,000.

        (b) Asset Sale Offer. In accordance with the terms of the Indenture, if the Company or any Restricted Subsidiary consummates an Asset Sale, the Company will, under certain circumstances, be required to utilize a portion of the net proceeds received from such Asset Sale to offer to purchase Notes at a purchase price equal to 100% of the aggregate principal amount of the Notes plus accrued interest to the date fixed for the purchase.

        A Holder of Notes may tender or refrain from tendering all or any portion of his Notes at his discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing below this Note. Any portion of Notes tendered must be in integral multiples of $1,000.

        Subject to the provisions described above and compliance with Article 6 of the Indenture, the Company may sell or otherwise dispose of all or substantially all of its assets to a Successor that assumes all of the Company's obligations under the Notes and Indenture, and thereafter be discharged from such obligations.

        7. Subordination. To the extent set forth in Article 11 of the Indenture, the Notes are subordinated to Senior Indebtedness, which means all Indebtedness of the Company other than Indebtedness that is specifically designated, by the terms of the instrument creating or evidencing the same, as not being senior in right of payment to the Notes. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination and authorizes the Trustee to give it effect.

        8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

         9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

        10. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes, or any failure to comply with the provisions of the Indenture relating to a Change of Control Offer(as defined in the Indenture)) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency; to provide for the assumption of the Company's obligations to Holders in the case of a merger or acquisition; to provide for uncertificated Notes in addition to or in place of certificated Notes; to make any change that does not adversely affect the legal rights of any Holder; to surrender any right or power conferred upon the Company in the Indenture or the Notes; or to modify, eliminate or add to the provisions of the Indenture or the Notes to such extent as shall be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute hereafter enacted.

        The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee or the Company in a notice furnished to Holders in accordance with the terms of the Indenture.

        Without the consent of each Holder affected, the Company may not take certain actions, including: (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Note; (iii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to optional redemption or mandatory repurchase of the Notes under the Indenture; (iv) make any Note payable in money other than that stated in this Note; (v) make any change in certain provisions of the Indenture regarding a Change of Control, a waiver of past Defaults and the rights of Holders to receive payment; (vi) waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes or that resulted from a failure to comply with the Change of Control provisions of the Indenture; or (vii) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder.

        11. Defaults and Remedies. Events of Default include: default in payment of interest on the Notes for 30 days; default in payment of principal on the Notes; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; certain defaults under other Indebtedness; certain final judgments that remain undischarged; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be immediately due and payable for an amount equal to 100% of the principal amount of the Notes plus accrued interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

        12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

        13. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (-- tenants in common), TEN ENT (-- tenants by the entireties), JT TEN (-- joint tenants with right of survivorship and not as tenants in common), CUST (-- Custodian), and U/G/M/A (-- Uniform Gifts to Minors Act).

        16. GOVERNING LAW. THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

          ICF Kaiser International, Inc.
          9300 Lee HighwayFairfax, Virginia 22031-1207
          Attention:  Executive Vice President and
                       Chief Financial Officer

                                ASSIGNMENT FORM


          To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

- -------------------------------------------------------------------------------
(Insert assignee's Soc. Sec. or tax I.D. no.)

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                       -------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  ___________________

                              Your Signature:
                                            -----------------------------------
                              (Sign exactly as your name
                              appears
                              on the face of this Note)

Signature Guarantee:

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to an Asset Sale Offer or a Change in Control Offer, please execute and return this form to the Company.

        If you want to elect to have only part of the Note purchased by the Company pursuant to the Indenture, state the amount you elect to have purchased:
$_____________

Date:  ___________________

                              Your Signature:
                                              ---------------------------------
                              (Sign exactly as your name
                              appears
                              on the face of this Note)

Signature Guarantee: